UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A (Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

BRAINSTORM CELL THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BRAINSTORM CELL THERAPEUTICS INC.
1325 AVENUE OF AMERICAS, 28TH FLOOR
NEW YORK, NY 10019
(201) 488-0460
November 8, 2023
Dear Stockholder:
Brainstorm Cell Therapeutics Inc. will hold its December 2023 Annual Meeting of Stockholders, or Annual Meeting, on December 18, 2023 beginning at 10:00 a.m., Eastern time. Due to health concerns about the coronavirus, or COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be held as a virtual meeting, conducted via the internet as a live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BCLI2023AM. We look forward to your attending either virtually or by proxy. The enclosed notice of meeting, the proxy statement, and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.
Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented, and we encourage you to complete, execute and submit the proxy card sent to you. Individualized details regarding voting of your shares (by mail, internet or telephone, as permitted) are included in the materials sent to you.
We strongly encourage you to vote your shares by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet.
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.
Sincerely yours,
/s/ Chaim Lebovits Chaim Lebovits Chief Executive Officer

BRAINSTORM CELL THERAPEUTICS INC.
1325 AVENUE OF AMERICAS, 28TH FLOOR
NEW YORK, NY 10019
(201) 488-0460
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
December 18, 2023
To the Stockholders of Brainstorm Cell Therapeutics Inc.:
Notice is hereby given that the December 2023 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) will be held on December 18, 2023 at 10:00 a.m., Eastern time, virtually via the internet at www.virtualshareholdermeeting.com/BCLI2023AM, for the following purposes:
1.
To elect each of Dr. Irit Arbel, Dr. Menghisteab Bairu, Dr. Jacob Frenkel, Nir Naor, Dr. Anthony Polverino and Uri Yablonka, as members of the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.
To ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024; and

3.
To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

The Board of Directors has fixed the close of business on October 30, 2023 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of, and to vote at, the Meeting.
You may attend and participate in the Meeting virtually via the Internet at www.virtualshareholdermeeting.com/BCLI2023AM where you will be able to vote electronically and submit questions during the meeting. You will be able to vote electronically and submit questions during the meeting only if you use your 16 digit control number, which will be included in your proxy materials or proxy card, to log on to the meeting. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting virtually via the Internet.
YOUR VOTE IS VERY IMPORTANT, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE VIRTUAL MEETING. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED (OR FOLLOW ONLINE VOTING INSTRUCTIONS, WHERE APPLICABLE). INDIVIDUALIZED DETAILS REGARDING VOTING OF YOUR SHARES ARE INCLUDED IN THE MATERIALS YOU RECEIVE IN THE MAIL OR BY EMAIL. IF YOU ATTEND THE VIRTUAL MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES VIRTUALLY.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Uri Yablonka Uri Yablonka, Chief Business Officer and Secretary New York, New York November 8, 2023

BRAINSTORM CELL THERAPEUTICS INC.
PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held on December 18, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”, “Brainstorm” or “we”) for use at the December 2023 Annual Meeting of Stockholders (the “Meeting”) to be held virtually on December 18, 2023, at the time and place set forth in the accompanying notice of the Meeting (the “Notice of Meeting”), and at any adjournments or postponements thereof.
The approximate date on which the Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) are first being sent to stockholders is on or about November 8, 2023.
The Company’s principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, telephone number (201) 488-0460.
Important Notice Regarding Availability of Proxy Materials for the Meeting to Be Held on December 18, 2023:   Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the Notice of Meeting and the 2022 Annual Report are available at https://www.proxyvote.com.
Record Date, Outstanding Shares and Voting Rights
Only stockholders of record at the close of business on October 30, 2023 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 48,463,374 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), outstanding and entitled to vote. Each outstanding share of the Company’s Common Stock entitles the record holder to cast one (1) vote for each matter to be voted upon.
The holders of a majority of all shares of the Common Stock issued, outstanding and entitled to vote are required to be present at the virtual Meeting or to be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.
Election of Directors (Proposal No. 1)
Directors shall be elected by a plurality of the votes cast by the shares entitled to vote (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). If nominees are unopposed, their election requires one or more “for” votes. With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.
Ratification of Appointment of Accounting Firm (Proposal No. 2)
Adoption of Proposal No. 2 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” this proposal for it to be approved). Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Voting Instructions
A proxy card from the Company, or notice card from your bank, broker or other nominee for the Meeting has been sent directly to you by mail or (as permitted) email, together with this Proxy Statement and the Annual Report, and includes your instructions for voting by mail, electronically or by telephone (as permitted).
Those stockholders who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials that were sent to them, and the shares will be voted at the Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. Stockholders who elect to vote by internet or telephone (as permitted) should follow the instructions in the materials that were sent to them. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:
•
FOR the election of each of Dr. Irit Arbel, Dr. Menghisteab Bairu, Dr. Jacob Frenkel, Nir Naor, Dr. Anthony Polverino and Uri Yablonka, as members of the Board of Directors of the Company;

•
FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024; and

•
In their discretion, as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

If you are a stockholder of record as of the Record Date, you may vote and submit questions while attending the Meeting virtually via the Internet. You will need the 16 digit control number included in your proxy materials or proxy card (if you received a paper delivery of proxy materials), to enter the Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/BCLI2023AM.
If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. To vote virtually via the Internet at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion if permitted by applicable rules. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposal 1 is considered to be “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on Proposal 1 in the absence of your voting instructions. Conversely, Proposal 2 is considered to be a “routine” matter under New York Stock Exchange rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
Routine	Non-Routine
Proposal No. 2 — Ratification of Deloitte as the Company’s independent registered public accounting firm.	Proposal No. 1 — Election of Directors.

Revocability of Proxies
Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Company’s Secretary at the Company’s offices, 1325 Avenue of Americas, 28th Floor, New York, NY 10019, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting virtually via the internet. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy card.
Expenses and Solicitation
The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers, directors and employees of the Company may also be made of some stockholders via the internet or by mail, telephone or facsimile following the original solicitation. Such officers, directors and employees will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of our Proxy Statement, 2022 Annual Report or Notice of Meeting may have been sent to multiple stockholders in your household. If you receive one set of materials due to householding, you may revoke your consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of your response, following which you will receive an individual copy of our proxy materials. If you want to receive separate copies of the Proxy Statement, 2022 Annual Report or Notice of Meeting in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of October 31, 2023 with respect to the beneficial ownership of our Common Stock by the following: (i) each of our current directors; (ii) the officers who served as President and Chief Executive Officer, Co-Chief Executive Officer, President and Chief Medical Officer, and Interim Chief Financial Officer in fiscal year 2022 (the “Named Executive Officers”); (iii) all of our current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our Common Stock.
For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our Common Stock issuable under options that are exercisable on or within 60 days after October 31, 2023 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after October 31, 2023 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 48,463,374 shares of Common Stock outstanding as of October 31, 2023 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.
Shares Beneficially Owned (Includes Common Stock, Presently Exercisable Options and Presently Exercisable Warrants)
Name of Beneficial Owner	#	%
Directors and Named Executive Officers
Chaim Lebovits	2,663,761(1)	5.45%
Stacy Lindborg	281,500(2)	*
Alla Patlis	13,600(3)	*
Ralph Kern	—	*
Uri Yablonka	157,540(4)	*
June Almenoff	13,175(5)	*
Irit Arbel	383,831(6)	*
Anthony Polverino	25,960(7)	*
Nir Naor	—	*
Jacob Frenkel	206,667(8)	*
Menghisteab Bairu	—	*
All current directors and executive officers as a group (11 persons)	2,972,036	5.45%
5% Shareholders (other than listed above)
Kevin D. Ness	3,660,000(9)	7.55%
Sankesh Abbhi	2,175,853(10)	4.49%

*
Less than 1%.

(1)
Consists of (i) 1,933,794 shares of Common Stock owned by ACCBT Corporation (“ACCBT”) acquired through an investment into the Company and (ii) 67,053 shares of Common Stock owned by ACC International Holdings Ltd. (“ACC International”), (iii) 369,619 shares of Common Stock issuable to Chaim Lebovits upon the exercise of Presently Exercisable Options and (iv) 293,295 shares of restricted stock. Chaim Lebovits, our Chief Executive Officer, may be deemed the beneficial owner of these shares. The address of ACCBT and ACC International is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands.

(2)
Dr. Lindborg’s employment with the Company commenced on June 1, 2020. Consists of 181,500 shares of restricted stock and 100,000 issuable upon the exercise of Presently Exercisable Options.

(3)
Consists of 13,600 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(4)
Consists of 139,997 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 17,543 shares of restricted stock.

(5)
Consists of 7,175 shares owned by Meadowlark Management LLC and 6,000 shares of restricted stock. Dr. Almenoff disclaims beneficial ownership of the shares owned by Meadowlark Management LLC except to the extent of any pecuniary interest therein.

(6)
Consists of 227,998 shares of Common Stock issuable upon the exercise of Presently Exercisable Options and 155,833 shares of restricted stock. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel.

(7)
Consists of 25,960 shares of restricted stock.

(8)
Dr. Frenkel joined the board of directors of the Company on March 31, 2020. Consists of 56,667 shares of Common Stock owned prior to joining the board and 150,000 issuable upon the exercise of Presently Exercisable Options.

(9)
This information is based on an amended Schedule 13G filed with the Securities and Exchange Commission by Kevin D. Ness on April 4, 2023. Consists of 3,660,000 shares of Common Stock owned by Kevin D. Ness. Mr. Ness’s address is 2121 N. California Blvd., Suite 610, Walnut Creek, CA 94596.

(10)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission by entities affiliated with Sankesh Abbhi on February 14, 2022. Consists of (i) 2,164,530 shares of Common Stock owned by Abbhi Investments, LLC (“Abbhi Investments”), (ii) 250,000 shares of Common Stock issuable to Abbhi Investments upon the exercise of Presently Exercisable Warrants and (iii) 11,323 shares of restricted stock. Sankesh Abbhi is the manager of Abbhi Investments and maintains sole voting and investment power with respect to the Common Stock and Presently Exercisable Warrants held by Abbhi Investments. The address of Abbhi Investments is 2821 S Bayshore Drive, Miami FL 33133.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board recommends that the six nominees named below be elected to serve on the Board, each of whom is presently serving as a member of the Board. The affirmative vote of the holders of a plurality of the votes cast virtually via the internet or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the six nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than six nominees for director.
The Board currently has the following seven members: Dr. Irit Arbel, Dr. June S. Almenoff, Dr. Menghisteab Bairu, Dr. Jacob Frenkel, Nir Naor, Dr. Anthony Polverino and Uri Yablonka.
Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below.
Nominees for Election to the Board of Directors
Name	Age	Position
Dr. Jacob Frenkel	80	Chairperson and Director
Dr. Irit Arbel	63	Vice-Chairperson and Director
Dr. Menghisteab Bairu	63	Director
Nir Naor	49	Director
Dr. Anthony Polverino	61	Director
Uri Yablonka	47	Director, EVP, Chief Business Officer and Secretary
Additional Information Regarding Members of the Board of Directors
Nominees:
Dr. Irit Arbel, one of the Company’s co-founders, joined the Company in May 2004 as a director and served as President of the Company for six months. Currently, Dr. Arbel is the Vice-Chairperson of the Board and the Chair of the Governance, Nominating and Compensation Committee. She previously served as Chief Executive Officer of Neurochords Corp (“Neurochords”), a biotechnology firm developing graphene-based scaffolds for nerve reconstruction in the acute spinal cord and peripheral nerve injury, from August 2018 to 2020. Prior to Neurochords, Dr. Arbel served as Executive Vice President, Research and Development at Savicell Diagnostic Ltd from July 2012 until August 2018. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, a developer of medical devices for wound healing. She was also Director of M&A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and Chief Executive Officer of Pluristem Life Systems, Inc., a biotechnology company, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme, a pharmaceutical company. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel’s Institute of Technology. We believe Dr. Arbel possesses specific attributes that qualify her to serve on our Board, including Dr. Arbel’s extensive experience in the biotechnology field and significant leadership skills as a chief executive officer. Dr. Arbel previously served as our President, which has given her a deep knowledge of the Company and its business and directly relevant management experience.
Dr. Menghisteab Bairu joined the Company in October 2021 as a director. Since December 2016, Dr. Bairu has served as the founder, chairman and Chief Executive Officer of Proxenia Venture Partners,

which focuses on companies in late preclinical and early-stage clinical development in biotechnology. Dr. Bairu has also served as Chairman and Chief Executive Officer of Bairex, an international medical education and market research organization focused on Africa and the Middle East since December 2018. Dr. Bairu also served as Executive Chairman of Treos Bio Limited from 2016 to 2019, a start-up company that uses computational biology to develop precision cancer immunotherapies tailored to patients’ genetics. In addition, he is Founder and Chairman Emeritus of Serenus Biotherapeutics, Inc., an emerging market focused specialty biopharmaceutical company, and has served on its board since 2013. Dr. Bairu received his M.D. from Università degli Studi di Milano and currently serves as Adjunct Professor at the University of California, San Francisco School of Medicine, where he lectures on global clinical trials’ design, development, and conduct. We believe that Dr. Bairu possesses specific attributes that qualify him to serve on our Board, including his valuable leadership skills and his deep knowledge of pharmaceutical product development.
Dr. Jacob Frenkel joined the Company in March 2020 as a director and Chairperson. Dr. Frenkel serves as Chairman of the Board of Trustees of the Group of Thirty, which is a private, nonprofit, Consultative Group on International Economic and Monetary Affairs. Dr. Frenkel served as Chairman of JPMorgan Chase International from 2009 to 2020 and is currently serving as a Senior Advisor to JPMorgan Chase. From 2001 to 2011 he served as Chairman and Chief Executive Officer of the G-30, from 2004 to 2009 as Vice Chairman of American International Group, Inc., and from 2000 to 2004 as Chairman of Merrill Lynch International. Between 1991 and 2000 he served two terms as the Governor of the Bank of Israel. Dr. Frenkel serves as Chairman of the Board of Governors of Tel Aviv University, where he is also Chairman of the Frenkel-Zuckerman Institute for Global Economics. He holds a B.A. in economics and political science from the Hebrew University of Jerusalem, and an M.A. and Ph.D. in economics from the University of Chicago. We believe Dr. Frenkel possesses specific attributes that qualify him to serve on our Board, including his valuable leadership skills and his deep knowledge of the financial industry.
Nir Naor joined the Company in June 2023 as a director and as Chair of the Audit Committee. Mr. Naor has been serving in a finance advisory capacity to a number of private companies. Mr. Naor served as Chief Financial Officer of QuVa Pharma from February 2023 to September 2023. Mr. Naor previously served as the Chief Financial Officer of HMNC Brain Health from December 2021 to October 2022 and as the Chief Financial Officer of Arbor Pharmaceuticals from January 2021 to September 2021. Prior to this, Mr. Naor served as the Chief Financial Officer, U.S. and the Americas, of Molnlycke, from October 2017 to January 2021. Prior to this, Mr. Naor served as Chief Financial Officer, U.S., of UCB from July 2016 to July 2017. Previously, Mr. Naor held various senior leadership finance roles in the biopharmaceutical industry. Previously, Mr. Naor worked as an investment banker and as a commercial lawyer in Israel. Mr. Naor is a Certified Public Accountant (Israel, inactive) and a Chartered Financial Analyst, and holds an MBA from IMD Business School in Switzerland and an MBA from Tel Aviv University in Israel, an L.L.M. from Hamburg University in Germany, and an L.L.B. in Law and a Bachelor degree in Accounting from Tel Aviv University in Israel. We believe that Mr. Naor possesses specific attributes that qualify him to serve on our Board, including his substantial experience in corporate finance and the biopharmaceutical industry.
Dr. Anthony Polverino joined the Company on February 5, 2018 as a director. Dr. Polverino is currently an independent consultant to corporate executives and board members. Dr. Polverino was an Executive Vice President Early Development and Chief Scientific Officer of Zymeworks Inc. (“Zymeworks”) from September of 2018 to January 2022, and where he was responsible for establishing the vision, strategy, and general management of the organization and overseeing the advancement of products from discovery research through translational research/early development to create a seamless link to clinical development. Prior to Zymeworks, Dr. Polverino was the interim Chief Scientific Officer of Kite Pharma, Inc. (“Kite”) (now a wholly-owned subsidiary of Gilead Sciences), which he joined in 2015, and where he was responsible for establishing Kite’s strategic non-clinical R&D roadmap to support its current and future portfolio. Prior to this, he was the Vice President of research at Kite, where his responsibilities included corporate goal setting, budget allocation, scientific and investor interactions, business development in-licensing and partnership deals. Dr. Polverino spent 20 years in positions of increasing responsibilities at Amgen, Inc. (“Amgen”), most recently as executive director of its Therapeutic Innovation Unit, where he managed research programs in oncology, metabolic disease, inflammatory disease and schizophrenia. Prior to Amgen, he was a postdoctoral scientist at Cold Spring Harbor Laboratory, where he worked primarily on oncology research. He earned a B.Sc. in Biochemistry/Physiology and a B.Sc. (Honors) in Pharmacology, both from Adelaide University in

Adelaide, Australia and a Ph.D. in Biochemistry from Flinders University, also in Adelaide. We believe that Dr. Polverino possesses specific attributes that qualify him to serve on our Board, including his deep knowledge of the pharmaceutical industry.
Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a director. On March 6, 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, beginning in 2010, Mr. Yablonka served as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. From January 2011 to May 2014, he served as Vice President, Business Development at ACC International, an affiliate of ACCBT. Prior to his role in ACC International, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. from 2008 to January 2011, where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent. Mr. Yablonka holds an LL.B from Ono Academic College and an LL.M from Bar-Ilan University, and is a member of the Israeli Bar Association. We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours. We believe that these skills and experiences qualify Mr. Yablonka to serve as a director and secretary of the Company.
The Board of Directors recommends a vote FOR the election of the nominees named above as directors of the Company.
Qualifications of Directors
The Board believes that each director has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the directors have extensive experience in a variety of fields, including biotechnology (Drs. Arbel, Bairu, and Polverino), business consulting and development (Dr. Frenkel, Dr. Polverino and Mr. Yablonka), and media and Israeli law (Mr. Yablonka), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our directors have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the directors have each demonstrated significant leadership skills, including as a chief executive officer (Dr. Arbel and Dr. Bairu), executive officer (Dr. Polverino and Mr. Yablonka) or as general manager of a business consulting firm (Mr. Yablonka). A number of the directors have extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. One of the directors (Dr. Arbel) has served as the President of the Company and one is currently serving as Chief Business Officer (Mr. Yablonka), which service has given each a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each individual to serve as a director of the Company.
Certain Arrangements
On June 1, 2015 pursuant to the Company’s First Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Irit Arbel, the Company’s Vice Chairperson of the Board of Directors, to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On February 26, 2017 pursuant to the Company’s Second Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 6,667 shares of Common Stock at a purchase price of $0.75 per share. On July 13, 2017 pursuant to the Company’s Third Amendment to the Second Amended and Restated Director Compensation Plan, we granted a stock option to Dr. Arbel to purchase up to 12,000 shares of Common Stock at a purchase price of $0.75 per share. Each option was fully vested and exercisable on the date of grant.
Pursuant to an October 28, 2021 resolution of the Board, Dr. Bairu receives the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments.

Dr. Bairu will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Bairu serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan.
Pursuant to resolution of the Board, Dr. Polverino receives the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s common stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. The grant vests in 12 consecutive, equal monthly installments commencing on the one-month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant. Dr. Polverino does not receive annual director awards under the Director Compensation Plan, but in the event that he serves as a member of any committee of the Board he is entitled to committee compensation under the Director Compensation Plan. Dr. Polverino serves on the GNC Committee.
Uri Yablonka serves as the Company’s EVP & Chief Business Officer and is compensated for all services as an officer and director of the Company pursuant to an employment agreement with the Company and related compensation described under “Executive Employment Agreements” in the Executive Compensation section below.
Involvement in Certain Legal Proceedings
None of our directors or executive officers has during the past ten years:
•
been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF BRIGHTMAN ALMAGOR ZOHAR & CO., A FIRM IN THE DELOITTE GLOBAL NETWORK, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
The Board has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.
The Board recommends a vote FOR ratification of the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024.

CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of Members of Board
The Board of Directors of the Company (the “Board”) has determined that each of Dr. Frenkel, Dr. Arbel, Dr. Almenoff, Dr. Bairu, Mr. Naor and Dr. Polverino satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board. Mr. Yablonka is not considered an “independent director.”
The Board is comprised of a majority of independent directors and the Governance, Nominating and Compensation Committee (the “GNC Committee”) and the Audit Committee are each comprised entirely of independent directors.
Board Leadership Structure
On March 30, 2020, the Board elected Dr. Frenkel to serve as Chairperson of the Board. The Chairperson presides at all Board meetings. The Chairperson’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for Board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between Board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chair and Chief Executive Officer are separate. Together, the Chairperson and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Dr. Frenkel serving as Chairperson is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.
Risk Management and Oversight Process
The Board takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risks associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by review with management and outside advisors. The GNC Committee also monitors Chief Executive Officer succession and the Company’s compensation policies and related risks by reviews with management. The GNC Committee periodically reviews our compensation programs for employees to assure that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.
Prohibitions on Hedging of Securities
Pursuant to Brainstorm’s Policy on Trading of Securities and Public Disclosures, all Brainstorm personnel are strictly prohibited from engaging in “short sales” of securities of Brainstorm (sales of securities that are not then owned), and are prohibited from buying or selling, directly or indirectly, in the over-the-counter market, through an exchange or otherwise, options to purchase or sell securities of Brainstorm (i.e., puts, calls, straddles, etc.). Brainstorm believes that trading in options signals to the market and regulatory authorities that the individual engaged in such trading may possess material non-public information. Even if the individual is not trading on material non-public information, Brainstorm seeks to avoid even the appearance of impropriety. All Brainstorm personnel are also prohibited from trading of other derivative securities, the value of which is derived from the value of the common stock of Brainstorm. Further, all transactions in securities of Brainstorm (including option exercises, gifts, loans, pledges, hedges, contributions to a trust or any other transfer) by members of the Board, executive officers and employees who directly report to the Chief Executive Officer or the Chief Financial Officer, must be approved in advance by the Company’s Chief Financial Officer.
Diversity
While the Company does not have a formal diversity policy, we believe that it is important that our Board is composed of individuals reflecting the diversity of our employees, stockholders and the communities we serve, and so the Board and GNC Committee consider diversity when identifying director nominees. The GNC Committee seeks director candidates with a broad diversity of professions, skills, viewpoints, and demographics such as gender, race, ethnicity, culture, nationality and sexual orientation. The GNC Committee discusses Board composition, including the diversity of the Board, annually.
As required by rules of Nasdaq that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our directors in the matrix format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification.
Board Diversity Matrix (As of November 8, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3		3
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				3
Part III: Supplemental Self-Identification
Military Veteran	1
Middle Eastern	1
Board Meetings
The Board held four meetings during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served. The Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended the prior year’s annual meeting.
Committees of the Board of Directors
Audit Committee
The Audit Committee currently consists of Mr. Naor (Chair), Dr. Almenoff and Dr. Arbel, each of whom is independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Dr. Arbel is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during the fiscal year ended December 31, 2022. The Audit Committee operates under a written charter which is available on our website at www.brainstorm-cell.com. The Audit Committee’s responsibilities include, among other things:
•
appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor;

•
taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor;

•
setting the compensation of the independent auditor;

•
preapproving all audit services to be provided to the Company, and all other services to be provided to the Company by the independent auditor;

•
overseeing the work of the independent auditor;

•
reviewing and discussing with the Company’s management and independent auditor the Company’s audited financial statements;

•
recommending whether the Company’s audited financial statements be included in our Annual Report on Form 10-K;

•
preparing an annual report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting;

•
coordinating the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct;

•
reviewing all related party transactions, and approving all such transactions; and

•
engaging and paying such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

Governance, Nominating and Compensation Committee
The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Polverino and Mr. Naor, each of whom is independent as defined under applicable NASDAQ listing standards. The GNC Committee held one meeting during the fiscal year ended December 31, 2022. The GNC Committee operates under a written charter which is available on our website at www.brainstorm-cell.com. The GNC Committee’s responsibilities include, among other things:
•
periodically reviewing the Company’s corporate governance guidelines and recommending any amendments to the Board for approval;

•
overseeing an annual self-evaluation by the Board and each committee and

•
periodically conducting an evaluation of the Company’s senior executives;

•
reviewing all stockholder proposals submitted to the Company, including any proposal relating to candidates for nominations to the Board of Directors, and recommending to the Board appropriate action on each one;

•
identifying and recommending to the Board any person to be nominated by the Board for election as a director and any person to be elected by the Board or to be nominated by the Board for election by stockholders to fill any vacancies on the Board;

•
reviewing the composition and size of the Board to ensure that the backgrounds and qualifications of directors considered as a group provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•
evaluating the performance of any existing directors proposed for nomination for reelection and such directors’ continuing qualification under the Company’s criteria for director nominees;

•
annually reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer;

•
evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

•
reviewing and approving the compensation of the Company’s other executive officers;

•
periodically reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•
exercising the rights, authority and functions of the Board under the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans;

•
periodically reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•
preparing a compensation committee report if and when required by SEC rules.

The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation.
The GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.
In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
Stockholder Communication with the Board
Under the Company’s Shareholder Nominations and Communications Policy, stockholders may also send written communications to the Board or any individual members, to the attention of the Company’s Secretary at the Company’s offices, 1325 Avenue of Americas, 28th Floor, New York, NY 10019. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.
Family Relationships
There are no family relationships between the executive officers or directors of the Company.
Involvement in Certain Legal Proceedings
None.

ADDITIONAL INFORMATION
Executive Officers
Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.
Name	Age	Position
Chaim Lebovits	52	Chief Executive Officer
Stacy Lindborg, Ph.D.	53	Co-Chief Executive Officer
Alla Patlis	37	Interim Chief Financial Officer and Controller
Uri Yablonka	47	Executive Vice President, Chief Business Officer, Secretary and Director
Chaim Lebovits has served as our Chief Executive Officer since September of 2015, and has served as our President since January 2023. Mr. Lebovits joined the Company as President in connection with his arrangement of an equity investment by ACC BioTech in the Company in July 2007. On August 1, 2013, the Company appointed Mr. Lebovits as its Principal Executive Officer, and he assumed the duties and responsibilities of the Chief Executive Officer on an interim basis until June 2014. During his tenure with the Company, Mr. Lebovits has been instrumental in the various capital raises undertaken by the Company and in his capacity as President Mr. Lebovits managed relatively low burn rates and was very instrumental in the major decisions of the Company’s focus and direction, including the decision to focus on Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s Disease) as a first indication. Mr. Lebovits led efforts to attract the clinical sites first in Israel and later in the United States, building strong relationships for the Company with many leading Key Opinion Leaders and Centers of Excellence for ALS in the United States. Mr. Lebovits controls ACC Holdings International, and its subsidiaries including ACC BioTech, which is focused on the biotechnology sector. He has been at the forefront of natural resource management and has spent years leading the exploration and development of resources in Israel and served as a member of the boards of directors of several companies in the industry. Mr. Lebovits has also held senior positions for the worldwide Chabad Lubavitch organization, the largest Jewish organization in the world today.
Dr. Stacy Lindborg has served as our Co-Chief Executive Officer since January 2023. Prior to this, from June 2020 to January 2023, Dr. Lindborg served as our Executive Vice President and Chief Development Officer. She currently serves on the board of directors of Imunon, Inc. (formerly Celsion Corporation), a publicly-traded clinical stage biotechnology company. Dr. Lindborg previously served at Biogen Inc. (“Biogen”) from 2012 to 2020, where she was most recently Vice President, Analytics and Data Science. She also served on the R&D governance team during a time of significant growth for Biogen, and was active in guiding the firm’s long-term vision for growth through analytics and by stimulating innovative development platforms to increase productivity. Prior to her role at Biogen, Dr. Lindborg worked at Eli Lilly & Company, where she held positions of increasing responsibility. In her role as the Head of R&D strategy, she was responsible for characterizing the productivity of the portfolio and driving key R&D strategy projects including the annual R&D Long-Range Plan. Additionally, she was Leader of Zyprexa Product Management in which she was responsible for R&D, Commercial and Manufacturing plans. Dr. Lindborg holds a Ph.D. in statistics from Baylor University.
Ms. Alla Patlis joined the Company in December 2012 as Controller. From May 2015 to July 2015, November 2016 to November 2017, July 2019 to September 2019 and September 2021 to present, the Company appointed Ms. Patlis as its Interim Chief Financial Officer during the search for a new Chief Financial Officer, and she currently serves in that capacity. Prior to joining the Company, from 2010 to December 2012, Ms. Patlis was Audit Senior of technology, media and telecommunications industries at Brightman Almagor Zohar & Co. (Certified Public Accountants, A Member of Deloitte Touche Tohmatsu Limited). Ms. Patlis holds an MBA and a Bachelor’s degree in Accounting & Economics from Tel Aviv University.
Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a director. On March 6, 2017 he was appointed Executive Vice President, Chief Business Officer and ceased to serve as the Company’s Chief Operating Officer. Prior to joining the Company, beginning in 2010, Mr. Yablonka served as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. From January 2011 to May 2014, he served as Vice President, Business Development at ACC International. Prior to his role in ACC International, Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. from 2008 to January 2011, where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008, he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent. Mr. Yablonka holds an LL.B from Ono Academic College and an LL.M from Bar-Ilan University, and is a member of the Israeli Bar Association. We believe that Mr. Yablonka’s skills and experience provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. His experience in business consulting and development and media experience are expected to be valuable to the Company in its current stage of growth and beyond, and his governmental experience can provide valuable insight into issues faced by companies in regulated industries such as ours.

EXECUTIVE COMPENSATION
Summary Compensation
The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2022 and 2021 earned by our Chief Executive Officer, Former President & Former Chief Medical Officer, and our Co-Chief Executive Officer (the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Chaim Lebovits (*), President & Chief Executive Officer	2022	500,000	250,000(3)	127,547	240,419	1,117,966
	2021	500,000	250,000(4)	110,395	267,954	1,128,349
Ralph Kern, Former President & Former Chief Medical Officer	2022	500,000	150,000(5)	106,220	56,339	812,559
	2021	500,000	250,000(6)	125,971	62,862	938,833
Stacy Lindborg, Co-Chief Executive Officer(7)	2022	469,000	164,150(8)	143,150	75,243	851,543
	2021	469,000	189,150(9)	—	78,530	736,680

(*)
Mr. Lebovits was paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the 2022 and 2021 daily rates between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1)
The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2021 and fiscal 2022. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.

(2)
Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, Israeli social security and amounts paid for use of a Company car. Each Named Executive Officer also receives gross-up payments for the taxes on these benefits.

(3)
During 2022, the Company paid Mr. Lebovits a discretionary cash bonus payment of $250,000 in recognition of his contributions to the Company’s performance in fiscal year 2022.

(4)
During 2021, the Company paid Mr. Lebovits a discretionary cash bonus payment of $250,000 in recognition of his contributions to the Company’s performance in fiscal year 2021.

(5)
During 2022, the Company paid Dr. Kern a discretionary cash bonus payment of $150,000 in recognition of his contributions to the Company’s performance in fiscal year 2022.

(6)
During 2021, the Company paid Dr. Kern a discretionary cash bonus payment of $250,000 in recognition of his contributions to the Company’s performance in fiscal year 2021.

(7)
Dr. Lindborg’s employment with the Company began on June 1, 2020. Dr. Lindborg served as EVP, Chief Development Officer through January 3, 2023, when she was promoted to Co-Chief Executive Officer.

(8)
During 2022, the Company paid Dr. Lindborg a discretionary cash bonus payment of $164,150 in recognition of her contributions to the Company’s performance in fiscal year 2022.

(9)
In June 2021, the Company paid Dr. Lindborg a discretionary cash bonus payment of $189,150 in recognition of her contributions to the Company’s performance in fiscal year 2021.

Executive Employment Agreements
Chaim Lebovits
On September 28, 2015, Chaim Lebovits, the Company’s Chief Executive Officer and President, and the Company’s wholly owned subsidiary Brainstorm Cell Therapeutics Ltd. (the “Subsidiary”), entered into an employment agreement, which was amended on March 7, 2016, July 26, 2017 and June 23, 2020 (as amended, the “Lebovits Employment Agreement”). Pursuant to the Lebovits Employment Agreement, Chaim Lebovits is paid a salary at the annual rate of $500,000 (the “Base Salary”). Mr. Lebovits also receives other benefits that are generally made available to the Subsidiary’s employees. In addition, he is provided with a cellular phone and a company car, with all costs including taxes borne by the Subsidiary.
Pursuant to the Lebovits Employment Agreement, Mr. Lebovits was granted a stock option under the Company’s 2014 Global Share Option Plan on September 28, 2015 for the purchase of up to 369,619 shares of the Company’s Common Stock at a per share exercise price of $2.45, which grant is fully vested and exercisable and shall be exercisable for a period of two years after termination of employment. Pursuant to the Lebovits Employment Agreement, Mr. Lebovits will receive an annual cash bonus equal to 50% of his base salary.
Pursuant to the Lebovits Employment Agreement, Mr. Lebovits received on July 26, 2017, and is entitled to receive on each anniversary thereafter (provided he remains Chief Executive Officer), a grant of restricted stock under the Company’s 2014 Global Share Option Plan (or any successor or other equity plan then maintained by the Company) comprised of a number of shares of Common Stock with a fair market value (determined based on the price of the Common Stock at the end of normal trading hours on the business day immediately preceding the Effective Date according to Nasdaq) equal to 30% of Mr. Lebovits’ Base Salary. Each grant shall vest as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Mr. Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date. Each grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Lebovits Employment Agreement) of the Company. In the event of Mr. Lebovits’ termination of employment, any portion of a grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to Mr. Lebovits.
The Lebovits Employment Agreement contains termination provisions, pursuant to which if the Company terminates the Employment Agreement or Mr. Lebovits’ employment without Cause (as defined in the agreement) or if Mr. Lebovits terminates the employment agreement or his employment thereunder with Good Reason (as defined in the agreement), the Company shall: (i) within 90 days pay Mr. Lebovits, as severance pay, a lump sum equal to six (6) months of Base Salary (which shall increase to nine (9) months after July 26, 2019 and twelve (12) months after July 26, 2020) (provided Mr. Lebovits is actively employed by the Company on such dates) (the “Payment Period”); (ii) pay Mr. Lebovits within 30 days of his termination of employment any bonus compensation that Mr. Lebovits would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of equity or equity based awards that would have vested during the six (6) months following the date of termination of employment; and (iv) shall continue to provide to Mr. Lebovits health insurance benefits during the Payment Period, unless otherwise provided by a subsequent employer. The foregoing severance payments are conditional upon Mr. Lebovits executing a waiver and release in favor of the Company in a form reasonably acceptable to the Company.
Dr. Ralph Kern
On February 28, 2017, the Company and Dr. Ralph Kern entered into an employment agreement, effective March 6, 2017, which set forth the terms of Dr. Kern’s employment, which was amended on March 3, 2017 (as amended, the “Kern Employment Agreement”), which governed the compensation terms and conditions of Dr. Kern’s employment.
On January 3, 2023, the Company and Dr. Kern entered into a separation agreement (the “Kern Separation Agreement”). Effective as of January 3, 2023, the Kern Separation Agreement terminated the Kern Employment Agreement. The Kern Separation Agreement provides, among other things, that Dr. Kern shall be eligible to receive, in exchange for agreeing and complying with the terms of the Kern Separation Agreement, including the release it contains, (i) a payment of $250,000, payable within 90 days of January 20, 2023 (the “Kern Separation Date”), (ii) a grant of 150,000 non-restricted shares of Common Stock, which shall be granted 90 days after the Kern Separation Date, and (iii) a payment of $125,000 as prorated annual bonus compensation, payable within 30 days of the Kern Separation Date. In addition, all unvested equity and/or equity-based awards that would have vested during the six months following the Kern Separation Date shall vest immediately upon the Kern Separation Date and be treated as described in the preceding sentence.
Effective as of the Kern Separation Date, Dr. Kern became a member of the Company’s Scientific Advisory Board, which advises the management team on scientific matters such as research, clinical trials and drug development. In connection with Dr. Kern’s appointment to the Scientific Advisory Board, the Company and Dr. Kern entered into a consulting agreement (the “Kern Consulting Agreement”), effective as of the Kern Separation Date. Pursuant to the Kern Consulting Agreement, Dr. Kern will provide scientific advisory board consulting services to the Company for $450 per hour for up to ten hours each month, for an initial term of two years, unless earlier terminated in accordance with the terms of the Kern Consulting Agreement.
Dr. Stacy Lindborg
Dr. Stacy Lindborg, PhD, the Company’s Co-Chief Executive Officer, is party to a May 26, 2020 employment agreement with the Company, as amended on January 10, 2021, September 21, 2022 and January 3, 2023 (as amended, the “Lindborg Employment Agreement”). Pursuant to the Lindborg Employment Agreement, Dr. Lindborg initially received an annual base compensation of $375,000, which was increased to $469,000 in January 2021 and $500,000 in January 2023. Dr. Lindborg’s base salary is subject to an annual increase of 5% effective each January 1. Dr. Lindborg is eligible to receive an annual cash bonus equal to 40% of her base salary, subject to satisfaction of pre-established performance goals.
Pursuant to the Lindborg Employment Agreement, Dr. Lindborg also received a one-time grant of an option (the “Option”) to purchase 100,000 shares of Common Stock under the Company’s 2014 Stock Incentive Plan, at an exercise price of $7.67 per share. 50% of the grant vested and became exercisable on February 28, 2021 (the “First Vesting Date”) and the remaining 50,000 shares underlying the Option shall vest and become exercisable in equal quarterly installments thereafter until fully vested and exercisable on the second anniversary of the First Vesting Date, provided that she remains continuously employed by the Company through each applicable vesting date. The Option has a ten (10) year term. Any unvested shares underlying the Option as of the date of Dr. Lindborg’s employment termination shall automatically terminate.
Pursuant to the Lindborg Employment Agreement, at the first GNC Committee meeting that occurs on or after each anniversary of Dr. Lindborg’s start date, Dr. Lindborg is entitled to receive a grant of up to 35,000 shares of restricted stock. Each equity grant vests as to twenty-five percent (25)% of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Dr. Lindborg remains continuously employed by the Company from the date of grant through each applicable vesting date. In addition, pursuant to the Lindborg Employment Agreement, Dr. Lindborg is entitled to receive a one-time bonus in the form of an equity grant of up to 250,000 shares of restricted stock, which shall vest as to twenty-five percent (25)% of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Dr. Lindborg remains continuously employed by the Company from the date of grant through each applicable vesting date.
Each equity grant is subject to accelerated vesting upon a Change of Control (as defined in the Lindborg Employment Agreement) of the Company. In the event of Dr. Lindborg’s termination of employment, any portion of an equity grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to Dr. Lindborg.
Pursuant to the Lindborg Employment Agreement, in the event that the Company terminates the Lindborg Employment Agreement or the Executive’s employment without cause or if Dr. Lindborg terminates the Agreement or employment with good reason, the Company shall pay Dr. Lindborg an amount equal to six months of the Base Salary, subject to delivery and execution of a full and general waiver and release to the Company. If within six months of a Change in Control Dr. Lindborg’s employment is terminated by the Company other than for cause or due to disability or death, the Company shall provide an amount equal to 12 months of the Base Salary, any portion of bonus compensation that Dr. Lindborg would otherwise be entitled to receive, and accelerated vesting of the equity grant as described above, subject to delivery and execution of a full and general waiver and release to the Company.
Outstanding Equity Awards
The following table sets forth information regarding equity awards granted to the Named Executive Officers that were outstanding as of December 31, 2022. All equity awards in the following table were granted pursuant to the 2014 Global Share Option Plan (solely to participants who are residents of Israel) (the “2014 Global Plan”) or the 2014 Stock Incentive Plan (the “2014 U.S. Plan” and together with the 2014 Global Plan, the “2014 Plans”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.
Outstanding Equity Awards at December 31, 2022
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Chaim Lebovits	369,619	—	2.45	9/28/2025	—	—
					7,796(2)	12,785
					15,593(3)	25,573
					23,389(4)	38,358
					31,185(5)	51,143
Ralph Kern	40,000	40,000(10)	7.33	03/09/2030	—	—
					8,971(6)	14,712
					17,943(7)	29,427
					26,914(8)	44,139
					35,885(9)	58,851
Stacy Lindborg	93,750	6,250(11)	7.67	01/06/2030	35,000(12)	57,400

(1)
Based on the fair market value of our Common Stock on December 31, 2022 ($1.64 per share).

(2)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2019), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(3)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2020), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(4)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2021), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(5)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (July 26, 2022), provided that Chaim Lebovits remains continuously employed by the Company from the date of grant through each applicable vesting date.

(6)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2019), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(7)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2020), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(8)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2021), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(9)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (March 6, 2022), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(10)
The shares subject to this stock option vest in installments of 20,000 shares on each of the 2nd, 3rd and 4th anniversary of date of grant (March 9, 2020), provided that Ralph Kern remains continuously employed by the Company from the date of grant through each applicable vesting date.

(11)
The shares subject to this stock option vest in equal quarterly installments following a grant date of February 28, 2021, thereafter, until fully vested and exercisable on the second anniversary of February 28, 2021.

(12)
Restricted stock award vests 25% on each of the 1st, 2nd, 3rd and 4th anniversary of date of grant (June 1, 2022), provided that Stacy Lindborg remains continuously employed by the Company from the date of grant through each applicable vesting date.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the GNC Committee evaluates compensation decisions considering company or individual performance.
The table below presents information on the compensation of our principal executive officer (PEO) and our other Named Executive Officers (NEOs) in comparison to certain performance metrics for 2022 and 2021. The use of the term “compensation actually paid” (CAP) is required by the SEC’s rules. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table. CAP does not reflect the amount of compensation actually paid or realized during the applicable year.
Year	Summary Compensation Table Total for PEO($)(1)(2)	Compensation Actually Paid To PEO($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs($)(1)(3)	Value of initial fixed $100 investment based on total shareholder return (TSR)($)(4):	Net Loss($)(5) (in thousands)
2022	1,117,966	897,254	832,051	631,570	36	$(24,277)
2021	1,128,349	1,089,130	837,757	780,137	88	$(24,457)

(1)
For each year shown, the PEO was Chaim Lebovits, President & Chief Executive Officer and the other NEOs were Ralph Kern, Former President & Former Chief Medical Officer and Stacy Lindborg, Co-Chief Executive Officer.

(2)
Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (SCT) on page 19. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(3)
The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts listed in the tables below under “SCT Total Compensation” (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

2022	PEO	Non-PEO NEOs
SCT Total Compensation	$1,117,966	$832,051
Deduct amounts reported under the “Stock Awards” and “Option Awards” column of the SCT	$(127,547)	$(124,685)
Add Fair Value of Awards Granted in 2022 Unvested as of 12/31/22	$51,143	$58,126
Add (Deduct) Change in Fair Value of Awards Granted in Prior Years Unvested as of 12/31/22	$(110,395)	$(100,580)
Add (Deduct) Change in Fair Value of Awards Granted in Prior Years that Vested during 2022 as of the Vesting Date	$(33,914)	$(33,342)
Total Compensation Actually Paid	$897,253	$631,570
2021	PEO	Non-PEO NEOs
SCT Total Compensation	$1,128,349	$837,757
Deduct amounts reported under the “Stock Awards” and “Option Awards” column of the SCT	$(110,395)	$(62,986)
Add Fair Value of Awards Granted in 2021 Unvested as of 12/31/21	$124,736	$71,170
Add (Deduct) Change in Fair Value of Awards Granted in Prior Years Unvested as of 12/31/21	$(24,792)	$(29,438)
Add (Deduct) Change in Fair Value of Awards Granted in Prior Years that Vested during 2021 as of the Vesting Date	$(28,768)	$(36,366)
Total Compensation Actually Paid	$1,089,130	$780,137

(4)
TSR represents the cumulative total return of an investment of $100 in our common stock. The measurement period begins on December 31, 2020, and ends on the last day of the applicable fiscal year. We did not pay any dividends in the period from December 31, 2020 to December 31, 2022.

(5)
The amounts reported represent net loss for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (TSR)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the fiscal two-year period from 2021 through 2022.

Description of Relationship Between NEO Compensation Actually Paid and Net Income/(Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Income (Loss) over the fiscal two-year period from 2021 through 2022.
Compensation of Directors
The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2022 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Dr. Jacob Frenkel	—	—	152,811(2)	152,811
Dr. Irit Arbel	—	—	—(3)	—
Dr. June S. Almenoff(4)	30,000	—	—	30,000
Dr. Anthony Polverino	12,500	12,112(5)	—	24,612
Dr. Menghisteab Bairu(6)	—	—	—	—
Mr. Malcolm Taub(7)	—	—	—	—
Mr. Uri Yablonka(8)	—	—	—	—

(1)
The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2022. The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 9 — Share-based compensation to employees and to directors to Consolidated Financial Statements.

(2)
At December 31, 2022, Dr. Frenkel held unexercised options (vested and unvested) to purchase 150,000 shares of Common Stock and no unvested shares of restricted Common Stock. Stock and no unvested shares of restricted Common Stock.

(3)
At December 31, 2022, Dr. Arbel held unexercised options (vested and unvested) to purchase 239,999 shares of Common Stock and no unvested shares of restricted Common Stock.

(4)
At December 31, 2022, Dr. Almenoff held no unvested shares of restricted Common Stock and no unexercised options to purchase shares of Common Stock.

(5)
At December 31, 2022, Dr. Polverino held 647 unvested shares of restricted Common Stock and no unexercised options to purchase shares of Common Stock.

(6)
As of December 31, 2022, Dr. Bairu held no unvested shares of restricted common stock or unexercised option to purchase shares of Common Stock.

(7)
At December 31, 2022, Mr. Taub held no unvested shares of restricted Common Stock. Mr. Taub resigned from the Board on June 15, 2023.

(8)
At December 31, 2022, Mr. Yablonka held options (vested and unvested) to purchase 139,997 shares of Common Stock and no unvested shares of restricted Common Stock. Mr. Yablonka is also an employee of the Company and is entitled to receive 13,333 options, annually, for his service as a director on the Board.

Director Compensation Plan
We review the level of compensation of our non-employee directors on a periodic basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources, including publicly available data describing director compensation in peer companies and survey data collected by an independent compensation consultant. Those of our directors who are not employees of Brainstorm receive compensation for their services as directors as follows:
The Company’s Second Amended and Restated Director Compensation Plan was approved July 9, 2014 and amended on April 29, 2015, February 26, 2017 and July 13, 2017 (as amended, the “Director Compensation Plan”). Under the Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of stockholders. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 13,333 shares of Common Stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 6,666 shares of Common

Stock or (ii) 6,666 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee of the Board receives (i) a nonqualified stock option to purchase 2,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 2,000 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 3,333 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 3,333 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board shall also receive (i) a nonqualified stock option to purchase 6,666 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 6,666 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. All awards granted to non-U.S. directors shall be made under the 2014 Global Plan, and all awards granted to U.S. directors shall be made under the 2014 U.S. Plan. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors is $0.75. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date. Every non-employee director of the Company is eligible to participate in the Director Compensation Plan, except that Dr. June S. Almenoff, Dr. Menghisteab Bairu, and Dr. Anthony Polverino are not entitled receive annual director awards under the Director Compensation Plan, but are entitled to committee compensation under the Director Compensation Plan in the event that they qualify for and serve as a member of any committee of the Board. Dr. Almenoff, Dr. Menghisteab Bairu, and Dr. Polverino’s director compensation is further discussed below.
Pursuant to a February 26, 2017 resolution of the Board, Dr. Almenoff receives the following compensation for her service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Almenoff will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Almenoff serves as a member of any committee of the Board she will be entitled to committee compensation under the Director Compensation Plan. Dr. Almenoff serves as a member of the Audit Committee.
Pursuant to an October 28, 2021 resolution of the Board, Dr. Bairu receives the following compensation for his service on the Board: an annual cash award in the amount of $30,000, paid in biannual installments. Dr. Bairu will not receive annual director awards under the Director Compensation Plan, but in the event that Dr. Bairu serves as a member of any committee of the Board he will be entitled to committee compensation under the Director Compensation Plan.
Pursuant to resolution of the Board, Dr. Polverino receives the following compensation for his service on the Board: an annual cash award in the amount of $12,500, paid in biannual installments, and an annual restricted stock award valued at $12,500 on the date of grant, as determined based on the closing price of the Company’s common stock at the end of normal trading hours on the date of grant, or the previous closing price in the event the grant date does not fall on a business day. The grant vests in 12 consecutive, equal monthly installments commencing on the one-month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant. Dr. Polverino does not receive annual director awards under the Director Compensation Plan, but in the event that he serves as a member of any committee of the Board he is entitled to committee compensation under the Director Compensation Plan. Dr. Polverino serves on the GNC Committee.
Certain Relationships and Related Transactions
The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company’s total assets at year-end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.
Research and License Agreement with Ramot
The Company has maintained a commercial relationship with Ramot, the technology transfer group within Tel Aviv University, since July 2004, when the Company and Ramot entered into a Research and License Agreement (the “Original Agreement”). The Original Agreement was amended in both March and May of 2006, when the parties signed, respectively, an Amended and Restated Research and License Agreement (the “Amended and Restated Agreement”) and Amendment Number 1 to the Amended and Restated Agreement. Thereafter, the Company and Ramot entered into a Letter Agreement in December 2009 which further amended the Amended and Restated Agreement by releasing the Company from various duties and obligations (including the Company’s commitment to fund three (3) years of additional Ramot research — a financial commitment of $1,140,000), while converting other payments due and owing to Ramot by the Company into shares of Common Stock. In December 2011, the Company assigned the Amended and Restated Agreement (as amended) to its Israeli Subsidiary with the consent of Ramot, provided the Company agreed to guaranty the performance obligations of its Israeli Subsidiary thereunder. The Amended and Restated Agreement was amended in both April 2014 (Amendment Number 2) and March 2016 (Amendment Number 3).
In addition to the foregoing, on April 30, 2014, the Israeli Subsidiary executed a consulting agreement (the “Offen Consulting Agreement”) with Professor Offen of Tel Aviv University, which expressly replaced their previous agreement (signed in July 2004). Pursuant to the Offen Consulting Agreement, Professor Offen granted our Israeli Subsidiary exclusive rights, title and interest in and to all work product and deliverables resulting from the provision of his services thereunder, except that any new intellectual property arising from this agreement would be deemed a joint invention that is jointly owned by both our Israeli Subsidiary and Ramot. No such joint inventions have resulted from this consulting agreement and it was terminated on January 18, 2018.
The primary focus of our agreements (and subsequent amendments) with Ramot has and continues to be the commissioning of a group of scientists within Tel Aviv University to carry out research in the area of the stem-cell technology referenced above, and the granting of rights to the Company (and later our Israeli Subsidiary, after the assignment referenced above) in the inventions, know-how and results procured from such research (the “Ramot IP”).
In consideration for the rights granted to our Israeli Subsidiary in and to the Ramot IP, our Israeli Subsidiary is required to pay Ramot royalties ranging between three percent (3%) and five percent (5%) of all net sales realized from the exploitation of the Ramot IP, as well as remittances of between twenty percent (20%) and twenty-five percent (25%) on revenues received from the sub-licensing of the Ramot IP.
Pursuant to the third amendment of the Amended and Restated Agreement referenced above, Ramot agreed to convert the exclusive licenses then-existing, to outright transfers and assignments of the Ramot IP, thereby granting our Israeli Subsidiary ownership thereof.
Investment Agreement with ACCBT
We are party to a July 2, 2007 subscription agreement and related registration rights agreement and warrants, amended July 31, 2009, May 10, 2012, May 19, 2014 and November 2, 2017 (together as amended, the “ACCBT Documents”) with ACCBT, a company under the control of Mr. Chaim Lebovits, our President and Chief Executive Officer, pursuant to which, for an aggregate purchase price of approximately $5.0 million, we sold to ACCBT 1,920,461 shares of our Common Stock (the “Subscription Shares”) and warrants to purchase up to 2,016,666 shares of our Common Stock (the “ACCBT Warrants”). The ACCBT Warrants contain cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of Common Stock. 672,222 of the ACCBT Warrants have an exercise price of $3.00 and the remainder have an exercise price of $4.35. All of the ACCBT Warrants are presently outstanding.

Pursuant to the terms of the ACCBT Documents, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:
•
Board Appointment Right: ACCBT has the right to appoint 30% of the members of our Board and any of our committees and the Board of Directors of our subsidiaries.

•
Preemptive Right: ACCBT has the right to receive thirty days’ notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.

•
Consent Right: ACCBT’s written consent is required for Brainstorm transactions greater than $500,000.

In addition, ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon 15 days’ written notice, that we file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our Common Stock issuable upon exercise of the ACCBT Warrants. We registered 1,920,461 shares of Common Stock and 2,016,666 shares of Common Stock underlying the ACCBT Warrants on registration statement No. 333-201705 dated January 26, 2015 pursuant to ACCBT’s registration rights.
The foregoing description reflects the November 2, 2017 Warrant Amendment Agreement between the Company and ACCBT, pursuant to which the rights and privileges of the ACCBT Entities relating to the management of the Company were reduced, in exchange for a five (5) year extension of the expiration of the Company warrants held by the ACCBT Entities. Pursuant to the amendment, the ACCBT Documents were amended as follows: (i) the ACCBT Entities existing right to appoint 50.1% of the Board of Directors of the Company and its subsidiaries was reduced to 30%; (ii) the ACCBT Entities’ consent rights regarding Company matters pursuant to the ACCBT Documents were limited to transactions greater than $500,000 (previous to the amendment the consent right was for transactions of $25,000 or more); and (iii) the expiration date of each of the ACCBT Warrants was extended until November 5, 2022 (the previous expiration date was November 5, 2017).
Mr. Lebovits, the Company’s Chief Executive Officer, is deemed to control ACCBT. Mr. Lebovits employment agreement with the Company and related employee compensation are described under “Executive Employment Agreements” in the Executive Compensation section above.
Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
Our independent public accounting firm is Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network (“Deloitte”), PCAOB Auditor ID 1197. The following table presents fees for professional audit services rendered by Deloitte for the audit of our financial statements for the fiscal years ended December 31, 2022 and 2021 and fees billed for other services rendered by Deloitte during those periods.
	December 31,
	2022	2021
Audit Fees(1)	$90,750	$85,500
Audit-Related Fees(2)	$60,000	$40,000
Tax Fees(3)	$12,000	$12,000
Total Fees	$162,750	$137,500

(1)
Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are comprised of fees for professional services performed by Deloitte in connection with comfort letters and consents.

(3)
Tax fees are comprised of tax compliance services to the Company performed by Deloitte.

We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.
Pre-approval Policies
Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.
The Board of Directors has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.
Audit Committee Financial Expert
The Board has determined that Dr. Irit Arbel is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Dr. Arbel is serving as the “audit committee financial expert” in accordance with Nasdaq Rule 5605(c)(2)(B).
Audit Committee Report
The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
AUDIT COMMITTEE
Nir Naor (Chair)
Dr. Irit Arbel
Dr. June S. Almenoff
The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock (collectively, the “Reporting Persons”), to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2021 all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act.

Other Matters
The Board does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.
An adjournment of the Meeting may be made by approval of the holders of a majority in interest of all shares issued, outstanding and entitled to vote, present in person or by proxy, at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.
Stockholder Proposals
Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2024 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019 not later than July 11, 2024 in order to be included in the Company’s proxy statement relating to the 2024 meeting of stockholders, which is 120 calendar days before the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual general meeting. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2024 meeting of stockholders. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 14, 2023.
Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal at the 2024 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2024 meeting of stockholders, must notify the Company not later than September 24, 2024, which is 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting. If a stockholder who wishes to present such a proposal fails to notify the Company by September 24, 2024, and such proposal is brought before the 2024 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.
In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.
Incorporation by Reference
The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.
This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement.
Annual Report on Form 10-K
Together with this Proxy Statement, the Company is sending a copy of its 2022 Annual Report on Form 10-K (without exhibits) to all of its stockholders of record as of October 30, 2023. The 2022 Annual

Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2021 and 2020.
A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2022 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer.
By Order of the Board of Directors
/s/ Uri Yablonka Uri Yablonka, Chief Business Officer and Secretary New York, New York November 8, 2023

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000622202_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Dr. Jacob Frenkel 02) Dr. Irit Arbel 03) Dr. Anthony Polverino 04) Nir Naor 05) Uri Yablonka 06) Dr. Menghisteab Bairu BRAINSTORM CELL THERAPEUTICS INC. 1325 AVENUE OF AMERICAS 28TH FLOOR NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BCLI2023AM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000622202_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com BRAINSTORM CELL THERAPEUTICS INC. Annual Meeting of Stockholders December 18, 2023 at 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Chaim Lebovits, Alla Patlis and Uri Yablonka, or any one of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRAINSTORM CELL THERAPEUTICS INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on December 18, 2023, virtually via the internet at www.virtualshareholdermeeting.com/BCLI2023AM and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side